[SEAL LOGO]

                          FLORIDA DEPARTMENT OF STATE
                               Sandra B. Mortham
                               Secretary of State



July 2, 1997


CRCB CORPORATION
200 EAST LAS OLAS, STE. 1900
FORT LAUDERDALE, FL 33301



The Articles of Incorporation of CRCB CORPORATION were filed on July 1, 1997, and assigned document number P97000057809. Please refer to this number whenever corresponding with this office.

Enclosed is the certification requested. To be official, the certification for a certified copy must be attached to the original document that was electronically submitted and filed under FAX audit number H97000010828.

A corporation annual report will be due this office between January 1 and May 1 of the year following the calendar year of the file date year. A Federal Employer Identification (FEI) number will be required before this report can be filed. Please apply NOW with the Internal Revenue Service by calling 1-800-829-3676 and requesting form SS-4.

Please be aware if the corporate address changes, it is the responsibility of the corporation to notify this office.

Should you have questions regarding corporations, please contact this office at the address given below.

John Nedeau
Document Specialist
New Filings Section
Division of Corporations                          Letter Number: 097A00034563

                                STATE OF FLORIDA
                               [GRAPHIC OMMITTED]
                              Department of State


I certify the attached is a true and correct of the Articles of Incorporation of CRCB CORPORATION, a Florida corporation, filed on July 1, 1997, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H97000010828. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticate by the code noted below.

The document number of this corporation is P97000057809.

                  Given under my hand and the
                  Great Seal of the State of Florida,
                  at Tallahassee, the Capital, this the
                  Second day of July, 1997


Authentication Code: 097A00034563-070297-P97000057809-1/1


[SEAL OF FLORIDA]                                       /s/ Sandra B. Mortham
                                                        ------------------------
                                                           Sandra B. Mortham
                                                           Secretary of State

                            ARTICLES OF INCORPORATION
                                       OF
                                CRCB CORPORATION

         The undersigned, a natural person competent to contract, does hereby make, subscribe and file these Articles of Incorporation for the purpose of organizing a corporation under the laws of the State of Florida.

                                   ARTICLE I
                                 CORPORATE NAME
                                 --------------

         The name of this Corporation shall be: CRCB CORPORATION.


                                   ARTICLE II
                      PRINCIPAL OFFICE AND MAILING ADDRESS
                      ------------------------------------

         The principal office and mailing address of the Corporation is: 200 East Las Olas Suite 1900, Fort Lauderdale, Florida 33301.

                                  ARTICLE III
                    NATURE OF CORPORATE BUSINESS AND POWERS
                    ---------------------------------------

         The general nature of the business to be transacted by this Corporation shall be to engage in any and all lawful business permitted under the laws of the United States and the State of Florida.

                                   ARTICLE IV
                                 CAPITAL STOCK
                                 -------------

         The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be 10,000,000 shares of common stock, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $.001.

ROXANNE K. BEILLY FL BAR# 851450
Atlas, Pearlman, Trop & Borkson, P.A.
200 East Las Olas Boulevard, Suite 1900
Fort Lauderdale, Florida 33301
(954) 763-1200

         Series of the Preferred Stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations, or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of Preferred Stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.

                                   ARTICLE V
                               TERM OF EXISTENCE
                               -----------------

         This Corporation shall have perpetual existence.

                                   ARTICLE VI
                              REGISTERED AGENT AND
                      INITIAL REGISTERED OFFICE IN FLORIDA
                      ------------------------------------

         The Registered Agent and the street address of the Initial Registered Office of this Corporation in the State of Florida shall be:

                                Roxanne K. Beilly
                    200 East Las Olas Boulevard, Suite 1900
                         Fort Lauderdale, Florida 33301

                                   ARTICLE VII
                               BOARD OF DIRECTORS
                               ------------------

         This Corporation shall have one (1) Director initially.

                                   ARTICLE VIII
                                INITIAL DIRECTOR
                                ----------------

         The name and address of the initial Director of this Corporation is:

                                Roxanne K. Beilly
                    200 East Las Olas Boulevard, Suite 1900
                         Fort Lauderdale, Florida 33301

         The person named as initial Director shall hold office for the first three years of existence of the Corporation pursuant to the terms of this Corporations By-Laws, or until her successor is elected or appointed and has qualified, whichever occurs first.


                                   ARTICLE IX
                                  INCORPORATOR
                                  ------------

         The name and address of the person signing these Articles of Incorporation as the Incorporator is Roxanne K. Beilly, 200 200 East Las Olas Boulevard, Suite 1900 Fort Lauderdale, Florida 33301.

                                   ARTICLE X
                                INDEMNIFICATION
                                ---------------

         This Corporation may indemnify any director, officer, employee or agent of the Corporation to the fullest extent permitted by Florida law.

                                   ARTICLE XI
                            AFFILIATED TRANSACTIONS
                            -----------------------

         This Corporation expressly elects not to be governed by Section
607.0901 of the Florida Business Corporation Act, as amended from time to time, relating to affiliated transactions.

                                   ARTICLE XII
                           CONTROL SHARE ACQUISITIONS
                           --------------------------

         This Corporation expressly elects not to be governed by Section
607.0902 of the Florida Business Corporation Act, as amended from time to time, relating to control share acquisitions.

         IN WITNESS WHEREOF, the undersigned Incorporator has executed the foregoing Articles of Incorporation on the 1st day of July, 1997.


                                              /s/ Roxanne K. Beilly
                                              ----------------------------------
                                              Roxanne K. Beilly, Incorporator

                    CERTIFICATE DESIGNATING REGISTERED AGENT
                       AND OFFICE FOR SERVICE OF PROCESS


         CRCB Corporation, a corporation existing under the laws of the State of Florida with its principal office and mailing address at 200 East Las Olas Boulevard, Fort Lauderdale, Florida 33301, has named Roxanne K. Beilly whose address is c/o 200 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida 33301 as its agent to accept service of process within the State of Florida.

                                   ACCEPTANCE
                                   ----------

         Having been named to accept service of process for the above named Corporation, at the place designated in this Certificate, I hereby accept the appointment as Registered Agent, and agree to comply with all applicable provisions of law. In addition, I hereby am familiar with and accept the duties and responsibilities as Registered Agent for said Corporation.


                                              /s/ Roxanne K. Beilly
                                              ----------------------------------
                                              Roxanne K. Beilly